UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    September 22, 2005

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	1-6605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 22, 2005, the Board of Directors of Equifax Inc. (the “Company”) elected Richard F. Smith as a Class I director to serve a term that will expire at the 2006 Annual Meeting of Shareholders.  As previously reported in a Form 8-K filed by the Company on August 25, 2005, the Company entered into an Employment Agreement with Mr. Smith and appointed him Chief Executive Officer and Chairman-Elect effective September 19, 2005.  On January 1, 2006, he will become Chairman of the Board, following the retirement of Thomas F. Chapman as Chairman on December 31, 2005.

Mr. Smith, age 45, has served as Chief Operating Officer, GE Insurance Solutions, since 2004, and in various executive positions at General Electric Company for 22 years. These positions included President & CEO of GE Global Property & Casualty Reinsurance (2003-2004), President & CEO, GE Property & Casualty Reinsurance –Americas of GE Global Insurance Holding Corp. (2001-2003), President & CEO, GE Capital Fleet Services and President & CEO, GE Capital Modular Space.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
General Counsel

Date: September 26, 2005